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                                                                    Exhibit 11.1
                              PRI AUTOMATION, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE
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                                                                                        FULLY
                                                                     PRIMARY(1)       DILUTED(1)
                                                                     -------------  -------------
FOR THE YEAR ENDED SEPTEMBER 30, 1996:
 COMMON STOCK OUTSTANDING, BEGINNING OF THE PERIOD.................     6,998,266      6,998,266
  WEIGHTED AVERAGE COMMON STOCK ISSUED DURING THE PERIOD...........       169,481        195,740
  ASSUMED EXERCISE OF COMMON STOCK WARRANTS........................        29,377         29,376
  ASSUMED EXERCISE OF COMMON SHARE OPTIONS.........................       611,315        615,761
LESS:
 PURCHASE OF COMMON STOCK UNDER THE TREASURY STOCK METHOD..........      (230,442)      (233,841)
                                                                       ----------     ----------
  WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
   SHARES OUTSTANDING..............................................     7,577,997      7,605,302
                                                                       ==========     ==========
     NET INCOME PER COMMON SHARE...................................         $1.81          $1.81
                                                                       ==========     ==========
FOR THE YEAR ENDED SEPTEMBER 30, 1995:
 COMMON STOCK OUTSTANDING BEGINNING OF THE PERIOD..................     3,176,364      3,176,364
  WEIGHTED AVERAGE CHEAP STOCK OUTSTANDING DURING THE PERIOD(2)....       188,169        188,169
  WEIGHTED AVERAGE COMMON STOCK ISSUED DURING THE PERIOD...........     2,739,873      2,850,369
  ASSUMED EXERCISE OF COMMON STOCK WARRANTS........................       112,500        112,500
  ASSUMED EXERCISE OF COMMON SHARE OPTIONS.........................       416,106        332,885
LESS:
 PURCHASE OF COMMON STOCK UNDER THE TREASURY STOCK METHOD..........      (176,750)      (158,080)
                                                                       ----------     ----------
  WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
   SHARES OUTSTANDING..............................................     6,456,262      6,502,207
                                                                       ==========     ==========
  NET INCOME PER COMMON SHARE......................................         $1.17          $1.16
                                                                       ==========     ==========

FOR THE YEAR ENDED SEPTEMBER 30, 1994:
 COMMON STOCK OUTSTANDING BEGINNING OF THE PERIOD..................     3,124,807      3,124,807
  WEIGHTED AVERAGE CHEAP STOCK OUTSTANDING DURING THE PERIOD(2)....       201,192        201,192
  WEIGHTED AVERAGE COMMON STOCK ISSUED DURING THE PERIOD...........        30,258         51,557
  ASSUMED CONVERSION OF SERIES A REDEEMABLE CONVERTIBLE
   PREFERRED STOCK.................................................       347,223        347,223
  ASSUMED EXERCISE OF COMMON STOCK WARRANTS........................       112,500        112,500
  ASSUMED EXERCISE OF COMMON SHARE OPTIONS.........................       349,950        349,950
LESS:
 PURCHASE OF COMMON STOCK UNDER THE TREASURY STOCK METHOD..........      (204,691)      (198,534)
                                                                       ----------     ----------
  WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
   SHARES OUTSTANDING..............................................     3,961,239      3,988,695
                                                                       ==========     ==========
  NET INCOME PER COMMON SHARE......................................         $0.71          $0.71
                                                                       ==========     ==========
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 (1) ALL COMMON AND COMMON EQUIVALENT SHARES HAVE BEEN RESTATED TO REFLECT A 3-
 FOR-2 COMMON STOCK SPLIT EFFECTED IN THE FORM OF A STOCK DIVIDEND.  SEE NOTE G
 OF NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.
 (2) IN ACCORDANCE WITH THE SECURITIES AND EXCHANGE COMMISSION STAFF ACCOUNTING
 BULLETIN NO. 83, ISSUANCES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS WITHIN
 ONE YEAR PRIOR TO THE INITIAL FILING DATE OF THE REGISTRATION STATEMENT FOR THE
 COMPANY'S INITIAL PUBLIC OFFERING IN OCTOBER 1994, AT SHARE PRICES LESS THAN
 THE MID-POINT OF THE ESTIMATED INITIAL PUBLIC OFFERING PRICE RANGE (CHEAP
 STOCK), ARE CONSIDERED TO HAVE BEEN MADE IN ANTICIPATION OF THE CONTEMPLATED
 PUBLIC OFFERING.   ACCORDINGLY, THESE EQUITY ISSUANCES ARE TREATED AS ISSUED
 AND OUTSTANDING, USING THE TREASURY STOCK METHOD, FOR ALL PERIODS PRESENTED.
 SEE NOTE B OF NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.